SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: August 6, 2012

AcuNetx, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-27857	88-0249812
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2301 W. 205th Street, Suite 102

Torrance, CA 90501

(Address of principal executive offices)

The Company's telephone number, including area code:

(310) 328-0477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03		Bankruptcy or Receivership.

Section 8	--	Other Events

Item 8.01		Other Events (The registrant can use this Item to report events that are not specifically called for by Form 8-K, that the registrant considers to be of importance to security holders.)

On August 2, 2012 AcuNetx filed Chapter 7 Bankruptcy.

Company: Acunetx, Inc, Intellinetx, Inc, Visionetx, Inc, Orthonetx, Inc, Eyedynamics, Inc

Case #12-46436

Trustee: Tevis Thompson, Judge: The Honorable Elaine Hammond

Oakland Federal Court 1300 Clay St. Oakland, Ca

On May 21, 2012, AcuNetx and Chapin Hunt Jr, CEO, were served a lawsuit filed by MedTrak VNG, owned and operated by Scott Auerbach

On April 5, 2012 S&S Health, also owned by Scott Auerbach filed a lawsuit against AcuNetx for alleged failure to repay a 2008 loan of $150,000 .

On March 14, 2012, Randy Robinson filed a lawsuit against AcuNetx for alleged Breach of Contract in excess of $325,000, a loan made in 2005, against AcuNex and Orthonetx.

On January 6, 2012, Ron Waldorf filed a lawsuit against AcuNetx for alleged failure to pay owed back vacation pay in 2008.

In March 2011, the company computer was stolen from the company office located at 2301 W 205th St Suite 102, Torrance, California 90501. The computer was not reported to the Torrance Police until October of 2011 upon the insistence of Chapin Hunt Jr.

Prior management had not backed-up the company’s financial statements or bookkeeping and all records were lost and had not reported the stolen property.

From 2009 to September 2011, former management had not filed tax returns, paid the EDD or filed 10Q’s and 10K’s. Corrections were made subsequent.

Since 2009 AcuNetx management had an on going concern regarding the viability of the company as reflected in the SEC filings.

Between November 2011 and May 2012, current management was in the process of working with the EDD, IRS and its San Francisco Accountants to recreate the books and records. The financial well being on the company began to suffer and sales were diminished. The company has been severely impacted by the Plaintiff Medtrak contacting AcuNetx customers, vendors and distributors stating that AcuNetx was going out of business. These calls persisted for 8 months.

Chapin Hunt, AcuNetx CEO hadd contacted and attempted to negotiate an amenable settlement with major creditors but was unsuccessful.

In June 2012, Management agreed to have Steve Moses, prior Chairman of the Board, mediate a settlement between MedTrak VNG and AcuNetx. A reasonable settlement was not reached. During the mediation MedTrak continued to pursue vigorous legal action against the company through a restraining order and injunction in an attempt to prohibit the company from doing any business with its clients. MedTrak continued to call all AcuNetx VNG clients, distributors and vendors telling them that AcuNetx was no longer in business, further harming the company and its business relations.

Prohibitive legal expenses, levied company bank accounts and some plaintiffs attempt to collateralize company patents has placed AcuNetx in a position to dissolve its holdings given its current debt of over $2 million. AcuNetx has filed a Chapter 7.

Management will give the Trustee the written documentation of the mediation and the offers to merge or purchase a portion of the company. There may be an opportunity to convert the Chapter 7 to a Chapter 11.

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AcuNetx, Inc.,
a Nevada corporation

By:	/s/Chapin Hunt Jr
Chapin Hunt Jr, Chief Executive Officer
August 6, 2012